Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated February 7, 2014, relating to the financial statements of CTE Petrochemicals Company appearing in the Annual Report on Form 10-K of Celanese Corporation for the year ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ BDO USA, LLP

Dallas, Texas
February 7, 2014